UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012

CAM Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53009	57-1021913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jixing Building, 151 Shengli Avenue North, Shijiazhuang, Hebei Province, P.R. China	050041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86-0311-8696-4264

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAM GROUP, INC.

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
Signatures

Item 8.01 Other Events.

In September of 2012, CAM Group, Inc. (the “Company”) changed its name from RT Technologies, Inc. to CAM Group, Inc. As a result of internal policies by the Financial Industry Regulatory Authority (“FINRA”), our recent name change did not result in a stock ticker symbol change, and we retained the symbol “RTTE”, the ticker symbol of our predecessor RT Technologies, Inc. Accordingly, the Board of Directors believes it is in the best interest of the Company to elect for a voluntary symbol change to receive a new ticker symbol that accurately reflects the name of our organization. The board believes this action will help to minimize investor confusion and position the Company to conduct business in the future with a ticker symbol that corresponds to the name of our organization.

On December 10, 2012, FINRA approved our voluntary ticker symbol change from “RTTE” to “CAMG.” The effective date of the symbol change is December 11, 2012.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 13, 2012              CAM Group, Inc.

By: /s/ Kit Ka

                                                                  Kit Ka

Chief Executive Officer

Exhibit Index